UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): January 20, 2015

BRISTOL-MYERS SQUIBB COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-1136	22-0790350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

345 Park Avenue

New York, NY, 10154

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (212) 546-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) (c)     On January 23, 2015, Bristol-Myers Squibb Company (the “Company”) filed a Form 8-K to disclose that on January 20, 2015, the Company announced the retirement of James M. Cornelius from the Company’s Board of Directors, the retirement of Lamberto Andreotti as Chief Executive Officer and his election as Chairman of the Board, the designation of Giovanni Caforio, M.D. as Chief Executive Officer and the election of Togo D. West, Jr. as Lead Independent Director, all effective as of May 5, 2015.

On March 2, 2015, the Board of Directors approved Dr. Caforio’s new compensation package as Chief Executive Officer, effective May 5, 2015, as follows:

•                  Dr. Caforio will receive an annual base salary of $1,400,000.

•                  Dr. Caforio will be eligible to participate in the Company’s Senior Executive Performance Incentive Plan or any successor annual bonus plan with a target bonus opportunity of 150% of his base salary based on the attainment of one or more pre-established corporate-wide performance goals.

•                  Dr. Caforio will also be awarded long-term incentive awards valued at $5,234,894 which will be granted 60% in the form of performance share units ($3,140,936) and 40% as market share units ($2,093,958).  The terms and conditions of the new awards will be substantially similar to the Company’s standard form of award agreements under the Company’s 2012 Stock Award and Incentive Plan.  This is in addition to the annual long-term incentive awards that will be granted to Dr. Caforio on March 10, 2015 as Chief Operating Officer.

Mr. Andreotti will become the Executive Chairman of the Board on May 5, 2015 and he will remain an officer of the company for a transition period through August 3, 2015 during which he will work closely with our new Chief Executive Officer.  Mr. Andreotti’s annual salary and bonus opportunity will remain unchanged during this transition period.  Mr. Andreotti will not be granted an annual long-term incentive award on March 10, 2015 nor will he receive any further long-term incentive awards in connection with his role as Executive Chairman.

On August 3, 2015, Mr. Andreotti will become our Non-Executive Chairman.  On March 2, 2015, the Board approved his Non-Executive Chairman compensation package, effective August 3, 2015, as follows:

•                  Mr. Andreotti will receive the standard compensation paid to all non-employee directors of the Company, including an annual retainer of $90,000 and an annual award of deferred share units valued at $160,000 on the date of grant.

•                  Mr. Andreotti will receive an annual Non-Executive Chairman retainer of $200,000, paid quarterly, of which 50% will be paid in cash and 50% in shares of the Company’s common stock.

•                  As our Non-Executive Chairman, Mr. Andreotti will continue to work closely with the new Chief Executive Officer for a transition period and he will receive a Transitional Non-Executive Chairman retainer of $225,000 on an annualized basis, paid quarterly, of which 50% will be paid in cash and 50% in shares of the Company’s common stock.

•                  The Company will provide Mr. Andreotti with office space, supplies and administrative support for Company-related work.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOL-MYERS SQUIBB COMPANY

Dated: March 6, 2015	By:	/s/ Sandra Leung
	Name:	Sandra Leung
	Title:	General Counsel and Corporate Secretary

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